UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

(a) Grant of Annual Bonus.

On February 22, 2005, the Board of Directors (the "Board") of Merck & Co., Inc. (the "Company") granted bonuses in the following amounts to the executive officers named in the Company’s summary compensation table ("Named Executive Officers") under its shareholder approved Executive Incentive Plan in respect of Total Compensation Management planning for the 2004/2005 cycle. Bonus opportunity for each individual was determined at the beginning of 2004 based on Company, division and individual performance. Actual bonuses were determined in light of the Company performance measures relating to, among other things, earnings per share, sales growth, return on operating assets and results in research, manufacturing productivity and the management of human resources, as well as division and individual performance. The Board exercised its judgment and discretion in determining the amount of the bonuses.

Name -- Annual Bonus
Raymond V. Gilmartin -- $1,375,000
Judy C. Lewent -- $625,000
Peter S. Kim -- $625,000
Per Wold-Olsen -- $580,000
David W. Anstice -- $520,000

(b) Grant of Performance Share Units.

On February 22, 2005, the Board also granted performance share unit ("PSU") targets in the following amounts to the Named Executive Officers. Grants of PSUs provide for the payout of shares of Merck Common Stock, generally in three years, if the recipient has met certain continued service requirements. The PSU payout is also contingent on the Company’s performance against a pre-set objective or set of objectives described below.

Name -- Target PSU
Raymond V. Gilmartin -- 83,333
Judy C. Lewent -- 12,500
Peter S. Kim -- 16,667
Per Wold-Olsen -- 10,833
David W. Anstice -- 12,500

The maximum number of shares payable to any Named Executive Officer equals two times the number shown above as the target; the minimum number of shares payable to any Named Executive Officer is zero. The final amount of the award depends on the Company’s earnings per share ("EPS") growth compared to 11 other leading healthcare peer companies over a three-year period. More specifically, the Company granted target awards to eligible executives at the beginning of the award period. For the first year of the performance period, EPS will be compared to a target amount for the Company and change in EPS will be calculated for each peer company. For the remainder of the performance period, change in EPSs will be calculated for the Company and each peer company. For each year within the performance period, the companies will then be ranked on those measures, from one (highest) to 12. After the end of the award period, the rank of each company will be averaged for the three years, and that result will again be ranked from one to 12 to determine the final ranking. A predetermined percentage, running from 0 to 200 percent, will be applied to the target award, based on the Company’s final ranking. If the Company’s final ranking is one, 200 percent of target is paid. If the Company’s final ranking is six, the target amount will be awarded. No amount will be awarded if the Company’s final ranking is lower than nine.

Other terms are as described in, and the foregoing summary is qualified by reference to the text of, the term sheet for PSU, a copy of which is filed as an exhibit to this report.

(c) Amendment of Outstanding Incentives.

As previously reported on a Form 8-K, on November 23, 2004 the Board adopted the Merck & Co., Inc. Change in Control Separation Benefits Plan and an amendment to the Company's 2004 Incentive Stock Plan. At that time, the Company announced its intention to request Board and Compensation and Benefits Committee action amending the Company's and its subsidiaries' stock incentive plans and the outstanding awards thereunder consistent with the amendment to the Company's 2004 Incentive Stock Plan approved by the Board on November 23, 2004, subject to a determination that these actions would not give rise to adverse tax consequences under the American Jobs Creation Act ("AJCA"). Under the amendment adopted November 23, 2004, with respect to incentives granted after November 23, 2004, (1) unvested stock options and restricted stock units would become vested in connection with the occurrence of a Change in Control (as defined in such amendment) to the extent provided in such amendment and (2) the post-termination exercise period of stock options held by individuals whose employment is terminated under certain circumstances following the Change in Control would be extended.

On February 22, 2005, after the Company determined that amending incentives that were outstanding prior to November 24, 2004, should not give rise to adverse tax consequences under the AJCA, the Board and the Compensation and Benefits Committee amended the Company's and its subsidiaries' stock incentive plans and the outstanding awards thereunder. Pursuant to the new amendments, (1) unvested stock options (other than Key R&D grants) and restricted stock units will become vested in connection with the occurrence of a Change in Control to the extent provided in such amendment and (2) the post-termination exercise period of stock options held by individuals whose employment is terminated under certain circumstances following the Change in Control would be extended. However, no amendments were made with respect to any outstanding incentive stock options as defined by Section 422 of the Internal Revenue Code.

If stock options do not remain outstanding following a Change in Control and are not converted into successor stock, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the Change in Control.

Upon a Change in Control of the Company, a portion of performance share units generally will become vested determined by reference to the holder's period of employment during the performance cycle and (1) based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of a Change in Control and (2) otherwise, based on target performance.

In addition, for two years following a Change in Control, the material terms of equity incentive plans of the Company and its subsidiaries may not be modified in a manner that is materially adverse to individuals who participated in them immediately before any such Change in Control. In addition, the Company will pay the legal fees and expenses of any participant that prevails on his or her claim for relief in an action regarding an impermissible amendment to these equity incentive plans (other than ordinary claims for benefits) or, if applicable, in an action regarding restrictive covenants applicable to the participant.

The foregoing summary is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as an exhibit to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed on Form 8-K filed on October 28, 2004, the Registrant's Board of Directors elected Rochelle B. Lazarus, Chairman and Chief Executive Officer of Ogilvy & Mather Worldwide, a director effective October 26, 2004. At the time of her election, Ms. Lazarus was not assigned to any committee of the Board. At a meeting of the Board of Directors on February 22, 2005, Ms. Lazarus was elected a member of the Audit Committee of the Board, effective April 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 - Performance Share Unit Terms Under the Merck & Co., Inc. 2004 Incentive Stock Plan
Exhibit 10.2 - Amendment of Merck & Co., Inc. Equity Stock Plans

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

February 28, 2005	By:	Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Performance Share Unit Terms Under the Merck & Co., Inc. 2004 Incentive Stock Plan
10.2	Amendment of Merck & Co., Inc. Equity Stock Plans